Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Strategic Student & Senior Housing Trust, Inc.

Ladera Ranch, California

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement of our report dated March 29, 2018, relating to the consolidated financial statements and financial statement schedule of Strategic Student & Senior Housing Trust, Inc., which is contained in that Prospectus. We also consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement of our report dated September 26, 2017, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2016 of the Fayetteville Property and our report dated March 29, 2018, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2017 of the Salt Lake Properties, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

March 29, 2018